SECURITIES  AND EXCHANGE COMMISSION
                      Washington, DC 20549




                          FORM 8-K / A


        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported)  January 31, 2000.




               MIRADOR DIVERSIFIED SERVICES, INC.
             (Formerly TCT Financial Group B, Inc.)




Nevada                        0-28197               88-0431561
(State or other               (Commission          (IRS Employer
jurisdiction of               File Number)       Identification No.)
incorporation)





    675 Lynnhaven Parkway 2nd Floor, Virginia Beach VA 23452
            (Address of Principal Executive offices)








Registrant's telephone number, including area code:  (757) 463-
9646, fax (757) 463-9690



Item 1.  Changes of Control of Registrant

No change of control

On October 15, 2000 at a special shareholders' meeting, a quorum being present all votes present (either by proxy or in person):
the following measures were carried:

     1) To issue John Edward Jones, President and CEO 370,000 shares of common stock in lieu of cash payment for services for the ten-month period from January 1, 2000 to October 1, 2000.
     2) To issue Linda Raynell, Vice President and Secretary 170,000 shares of common stock in lieu of cash payment for services for the ten-month period from January 1, 2000 to October 1, 2000.
     3) To issue Rick Smith, website provider, 18 Radiance Lane, Rancho Santa Margarita, California 92688, 10,000 shares in lieu of cash payment for services provided.
     4) To issue Tim Gunsalus 5,000 shares, 2605 Meadows Landing, Chesapeake, Virginia 23321, in lieu of cash payment for services provided..

Item 2.  Acquisition or Disposition of Assets

None

Planned Acquisitions have been cancelled to allow for more beneficial acquisitions in the future.

Item 3.  Bankruptcy or receivership

Not Applicable.

Item 4.  Changes in Registrant's Certifying Public Accountant

The Company will retain the accountancy firm of Michael Johnson &
Company, LLC, and 9175 East Kenyon Ave., Suite 100, Denver,
Colorado 80237. Michael Johnson & Company, LLC is the accountancy firm for Mid-America Mortgage.

Item 5.  Other Events

 In August, 2000 The Company decided to target Internet transactions and keep the number of offices at a minimum that consists of the Denver Operations Branch, doing business as Mid-America Mortgage and Mirador Diversified Services, Inc. in Virginia Beach, which serves as a sales office and the corporate headquarters.

THE COMPANY

     The Company was organized to acquire and develop companies with financial related products and services in various markets throughout the United States. In late 1999, The Company established a new strategic objective of refocusing The Company's mission to pursue new complimentary Internet-related and e-commerce opportunities in the mortgage banking markets. In The first quarter of 2000, The Company actively implemented its new mission by purchasing a company whose business thrust is in line with the new strategy. See "The Company's Business Case for New Electronic Commerce and Internet Business Directions."

     Upon closing the Mirador acquisition, The Company established itself as a provider of Internet-based, electronic commerce services in a rapidly growing market for financial information services, serving an expanding base of households offering financial services via both E-commerce and conventional delivery methods.

     MIRADOR'S principal service integrates a user-friendly, Internet-based interface with a sophisticated data-warehousing system to deliver automated solutions for the financial services market typically involving hundreds or, in some cases, thousands of properties and activities worldwide. By automating the users search process, and also providing user-friendly Internet access to a sophisticated data warehousing system, MIRADOR can provide dramatic cost savings to users, typically 25% or more compared to costs for manual processes. The Internet-based, electronic commerce and operational platforms developed to support MIRADOR can be used to address similar needs in other vertical markets.

     The growth of loan clients attests to The Company's increasing market visibility and acceptance within the global mortgage banking community. The Company's Internet-based, e-commerce services are now being used by more than 5,000 hits per month producing an average of 700 mortgage loan applications per month. Additionally individual users of our mortgage loan service by homebuilders and real estate agencies are on the rise due to the expanded product line and the inclusion of E-commerce delivery methods. While there are no assurances such growth can be sustained or The Company will have sufficient funding to meet future needs, management believes The Company's growth and performance to date is consistent with The Company's objective of attaining a leadership position in the market for Internet-based, mortgage loan applications and expanding into other e-commerce services.

     The integration of operations was consistent with The
Company's planned strategy of refocusing its business objectives to pursue new e-commerce and Internet-based business opportunities to create significant shareholder value.

     The Company will retain the accountancy firm of Michael Johnson & Company, LLC, and 9175 East Kenyon Ave., Suite 100, Denver, Colorado 80237. Michael Johnson & Company, LLC is the accountancy firm used by Mid-America Mortgage. Management chose to change the corporate fiscal year end to January 31 to coincide with that of Mid America Mortgage.

     The Company's principal executive offices are located at 675
Lynnhaven Parkway 2nd Floor, Virginia Beach, Virginia, 23452 and its telephone number is (757) 463-9646.

THE COMPANY'S BUSINESS CASE FOR NEW ELECTRONIC COMMERCE AND
INTERNET BUSINESS DIRECTIONS

     Since inception, The Company has primarily pursued opportunities in the conventional financial services market. Recognizing the explosive growth of the Internet, and the long-term prospects for integrating Internet-based services with conventional delivery methods, in late 1999 The Company established a new business objective to pursue new opportunities on the Internet To User, ("I2U"), electronic commerce markets in conjunction with its consumer-based operations. In 1998, the consumer segment of electronic commerce consumer retailing revenues totaled $7.8 billion; with business-to-business e-commerce service revenues estimated at $43 billion, according to a recent study by Forrester Research, a leading information industry-consulting firm. By the year 2003, I2U e-commerce is expected to increase to $1.3 trillion, representing about 9% of all projected US trade in the year 2003. The recently closed acquisition of MIRADOR; The Company's initial step in entering the market for e-commerce, Internet-based electronic commerce services which management believes is the optimum strategy to deliver substantial value to The Company's shareholders.

     Another key element in The Company's new growth strategy is to focus on next generation, "pro-active" I2U electronic commerce solutions which employ e-commerce solutions to address labor-intensive processes, rather than to solely displace paper-based solutions. Management believes such pro-active e-commerce solutions, which go well beyond today's basic electronic cataloging, web portals and web-based ordering services, will change users' business processes, create significant operating efficiencies and dramatically reduce users' costs. More importantly, management believes such pro-active e-commerce services will play a key role in the future market for I2U e-commerce services described above. MIRADOR represents a pro-active e-commerce service, which in management's view, is ideally positioned to meet the needs of the financial services market. Mirador's expanding corporate user base demonstrates strong, growing market acceptance for The Company's e-commerce services. The total base of users has increased to more than 700 clients per month as of May 2, 2000, further attesting to the growing acceptance of The Company's service.

     The Company is expanding its management team and plans to secure new financing to support both expansion of the MIRADOR revenue base, as well as development of new enhancements and related Internet-based services targeting the middle-income consumers. See "Recent Events - Management Additions."

     While the outlook for Internet-based, electronic commerce services is impressive, there can be no assurances that The Company will secure the additional investment capital needed to succeed in this highly competitive, rapidly changing and technology driven market, nor are there any assurances that The Company's initial acquisition of MIRADOR will be successful. Investors should carefully review the risk factors described in this document and other documents filed by The Company with the Securities and Exchange Commission. See "Management Discussion and Analysis of Financial Condition and Results of Operations - Forward Looking Statements."

Number of shares outstanding of each classes of common stock, as of the latest practicable date:

COMMON STOCK, $0.001 PAR VALUE PER SHARE:  23,205,414  (AS OF
October 31, 2000).

The name of The Company was changed to MIRADOR DIVERSIFIED
SERVICES, INC. and the mailing address of The Company was changed to: 675 Lynnhaven Parkway 2nd Floor, Virginia Beach VA 23452.

MANAGEMENT

John Jones, CEO/President, Age: 50, Mr. Jones has more than twenty-seven years success as manager, administrator with several of the country's premiere fortune 500 companies as well as President and owner of several acquisitions including Mirador Diversified Services, Inc. As a licensed insurance agent of Jones Financial Services, Mr. Jones became a Regional Account Manager. For more than five years Mr. Jones coordinated implementation and servicing of new and existing accounts, introduced new products as well as product updates; he trained over 250 agents to utilize computer generated financial needs analysis and all fields of sales and marketing of Life, Health, Disability, HMO, Home and Auto Insurance Products.

Elroy "Gene" Gravely, Chairman, Age: 55, Co-Founder of California Finance Express, with 27 years mortgage and marketing experience. Former Western Vice President for Empire of America retail division. Second Vice President of Gill Mortgage Los Angeles Division. Responsible for development and implementation of marketing and origination strategies in specialized areas such as FHA/VA Fannie Mae.

Linda Raynell, Corporate Secretary and Vice President, Age: 51, With over twenty years managing corporate recruitment with a major fortune 500 company Ms. Raynell has placed top corporate executives throughout the world. Ms. Raynell's experience includes extensive interface with foreign consulates involving visas, immigration and relocation of management and their families. As manager of over 500 employees Ms. Raynell implemented and obtained the corporation's ISO 9002 Quality Program for the employment services division. Her knowledge of corporate building and mass recruiting service infrastructure brings together MDSI's executive management team.

Charles James, Outside Director, Age: 60, over 30 years of experience in sales, sales management and administration of life and health insurance products. Major strengths in problem solving, communication, motivation, organization, operations, recruiting, and training. Direct sales and marketing activities. Supervise a sales force of over 500 employees. Develop marketing plans, sales strategies, and campaigns to achieve premium income and profit objectives. Manage an annual operating budget of over $2 million. Recruit, select, and provide management development manpower development, review procedures, and product development. Successfully managed company marketing and sales forces through conversion from debit sales force to ordinary sales force Established a company record for now sales. Improved productivity reduced stiff and sales expenses.

David Alexander, Vice President Age: 33, Summary of Experience, as co-founder of Mirador Diversified Services, Inc. and Principle Engineer, Mr. Alexander brings to the organization 15 years of experience in the high tech industry in the development and testing of communications technology. He is currently involved with a leading developer and supplier of Light Pulse fibre channel technology, an ANSI standard communications interface that delivers unprecedented bandwidth, connectivity and reliability to both I/O and networking applications offering full duplex fiber channel 1,065 Gb/s transfers with full support for FC services Class 2, 3 and intermixed, while extending connectivity distances up to 10 kilometers. His broad knowledge of networking capabilities will bring Mirador to the high performance levels to communicate and eliminate the bottlenecks that degrade performance.

T.L. Byrd, Outside Director Age: 39, Summary of Experience, eighteen years of in-depth, diverse experience and proven ability in the management of services activities in the financial industry. Fourteen years experience at the management level. Effective in liaison with secondary marketing, underwriters, legal counsel, consultants, realtors, board members, investors and government agencies. Multi-disciplined background in the financial industry with direct experience in personnel administration, training and organizational goal setting. Education includes management and accounting training at the American Institute of Banking, and Jones Real Estate College Law Practice.

FORWARD-LOOKING STATEMENTS

     Market Opportunity -- The market for Mirador is virtually unbounded. While stock brokers and banks/insurance companies go after the top tier of the market and home finance companies go after the bottom of the market, no one has successfully defined a strategy for the bulk of the market -- homeowners making between $50-$100,000 per year.

     The market opportunity as seen through Mirador's strategy is to capture the financial needs of mid-market homeowners. These homeowners are most often married with children with both parents working. These homeowners need all of the elements of financial assistance starting with a financial plan. From the financial plan the next steps are most often disability and/or life insurance followed by a savings and investing plan.

     Mirador is in the development stage of an alliance with a national financial Services Company to cross sell mortgages, insurance and investments (mutual funds). Clients can access our web site at www.911EquityMortgageLoans.com or www.Mortgage411/clients/280308.

          Statements that are not historical facts, including statements about The Company's confidence in its prospects and strategies and its expectations about expansion into new markets, growth in existing markets, and The Company's ability to attract new sources of financing, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to:


           THE COMPANY REQUIRES SIGNIFICANT ADDITIONAL CAPITAL, WHICH IT MAY NOT BE ABLE TO OBTAIN. As The Company continues to implement its business plan, present sources of financing will not be adequate to support The Company's increased cash needs. Furthermore, The Company's entry into new Internet and electronic commerce business areas will create additional demands for investment capital. The Company may not be able to obtain future equity or debt financing on satisfactory terms or at all. If The Company fails to obtain necessary short-term financing, it will not be able to continue operations. Long-term liquidity will depend on The Company's ability to obtain long-term financing and attain profitable operations. The Company's auditors issued an opinion with its most recent audit of The Company's financial statements raising doubt about The Company's ability to continue as a going concern if it does not obtain additional debt or equity financing.

     - - THE COMPANY'S FAILURE TO PROTECT OR MAINTAIN ITS INTELLECTUAL PROPERTY RIGHTS COULD PLACE IT AT A COMPETITIVE DISADVANTAGE AND RESULT IN LOSS OF REVENUE AND HIGHER EXPENSES. The Company's performance and ability to compete are dependent to a significant degree on its proprietary electronic commerce services. The steps The Company has taken to protect its proprietary intellectual property rights may not prevent or deter someone else from using or claiming rights to its intellectual property.

      Third party infringement or misappropriation of trade secrets, copyrights, trademarks or other proprietary information could seriously harm The Company's business. The Company also cannot assure that it will be able to prevent the unauthorized disclosure or use of its proprietary knowledge, practices and procedures if its senior managers or other key personnel leave it. In addition, although The Company believes that its proprietary rights do not infringe on the intellectual property rights of others, other parties may claim that it has violated their intellectual property rights. These claims even if not true, could result in significant legal and other costs and may distract management.

     - - THE COMPANY'S BUSINESS PROSPECTS DEPEND ON DEMAND FOR AND MARKET ACCEPTANCE OF THE INTERNET. The Company is currently dependent on the Internet as an access and transmission medium to provide its services. Although The Company believes that the acceptability and usability of the Internet will increase over time, any increase in the rates charged by Internet service providers resulting in a decreased usage of the Internet or decreased use of the Internet for electronic commerce transactions, would have a materially adverse effect on The Company's operating margins. Failure to promote Internet access as the preferred means of accessing The Company's service could also have a materially adverse effect on The Company, including the possibility that The Company may need to significantly curtail or cease its Internet based e-commerce operations or to develop its own capabilities at a cost in excess of The Company's ability to fund such undertakings.

     - - IF THE COMPANY'S MARKET DOES NOT GROW AS EXPECTED, ITS REVENUES WILL BE BELOW ITS EXPECTATIONS AND ITS BUSINESS AND FINANCIAL RESULTS WILL SUFFER.
     The Company is engaging in a developing business with an unproven market. Accordingly, it cannot accurately estimate the size of its market or the potential demand for its services. If its customer base does not expand or if there is not widespread acceptance of its products and services, its business and prospects will be harmed. The Company believes that its potential to grow and increase its market acceptance depends principally on the following factors, some of which are beyond its control:

     (a) The effectiveness of its marketing strategy and efforts;
     (b) Its product and service quality;
     (c) Its ability to provide timely, effective customer support;
     (d) Its distribution and pricing strategies as compared to its competitors;
     (e) Its industry reputation; and
     (f) General economic conditions.

      ANY FAILURE OF THE COMPANY'S INTERNET AND E-COMMERCE
     INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND
     DISRUPTIONS WHICH COULD REDUCE REVENUES AND HARM BUSINESS
     AND FINANCIAL RESULTS. The Company's success.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The Company's various business activities generate liquidity, market and credit risk:

Liquidity risk is the possibility of being unable to meet all present and future financial obligations in a timely manner.

Market risk is the possibility that changes in future market rates or prices will make The Company's positions less Valuable.

Credit risk is the possibility of loss from a customer's failure to perform according to the terms of the transaction.

Compensation for assuming these risks is reflected in interest income and fee income. Although The Company is exposed to credit loss in the event of non-performance by the borrowers, this exposure is managed through credit approvals, review and monitoring procedures and to the extent possible, restricting the period during which unpaid balances are allowed to accumulate.

There are certain shortcomings inherent to The Company's sensitivity analysis. The model assumes interest rate changes are instantaneous parallel shifts in the yield curve. In reality, changes are rarely instantaneous. Although certain assets and liabilities may have similar maturities or periods to re-pricing, they may not react in line with changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate with changes in market interest rates while interest rates on other types of assets may lag behind changes in market rates. Prepayments on The Company's mortgage related instruments are directly affected by a change in interest rates. However, in the event of a change in interest rates, actual loan prepayments may deviate significantly from The Company's assumptions. Further, certain assets, such as adjustable rate loans, have features, such as annual and lifetime caps that restrict changing the interest rates both on a short-term basis and over the life of the asset. However The Company currently pre-sells all of its loans.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

The following Management's Discussion and Analysis of Financial Condition and Results of Operations section contains certain forward-looking statements and information relating to The Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. Such forward-looking statements include, without limitation, The Company's expectations and estimates as to The Company's business operations, including the introduction of new loan programs and products and future financial performance, including growth in revenues and net income and cash flows. In addition, included herein the words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions, as they relate to The Company or its management, are intended to identify forward-looking statements. Such statements reflect the current views of The Company's management with respect to future events and are subject to certain risks, uncertainties and assumptions. Also, The Company specifically advises readers that the factors listed under the caption "Liquidity and Capital Resources" could cause actual results to differ materially from those expressed in any forward-looking statement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected.

Item 6. Resignations of registrant's directors

None


Item 7.  Financial Statements and Exhibits


The preparation of financial statements, in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, all material adjustments, which are normal and recurring in nature, necessary for the fair presentation of these statements have been included herein.

The Company records gain on sale of loans as required by Statement of Financial Accounting Standards No. 125 ("SFAS 125") which, among other things, requires management to estimate the fair value of certain mortgage related securities and servicing assets utilizing future prepayment and loss assumptions. Such assumptions will differ from actual results and the differences could be material. Management utilizes assumptions based on a variety of factors including historical trends, consultation with its financial advisors and assumptions utilized by its peers. Historical trends may not be an indication of future results, which may be affected by changes in interest rates, credit quality, availability of alternative financing options and general economic conditions. The application of SFAS 125 is required for all entities with certain mortgage banking activities including originators and sellers of mortgage loans. Management believes that its assumptions are similar to those utilized by other sub prime mortgage loan originators.


                   MID-AMERICA MORTGAGE CORP.

                      FINANCIAL STATEMENTS

               FOR THE YEAR ENDED JANUARY 31, 2000






                        TABLE OF CONTENTS



                                                Page

Independent Auditors' Report                        1

Balance Sheet                                       2

Statement of Income and Retained Earnings           3

Statement of Changes in Stockholders'               4
Equity

Statement of in Cash Flows                          5

Schedule of Computation of Adjusted Net             6
Worth

Notes to Financial Statements                      7-8

Report of the Internal Control Structure           9-10

Report on Compliance with Specific
Requirements Applicable to                         11
    Major HUD Programs

Comments and Recommendations                       12










                  INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
  Mid-America Mortgage Corp.
Denver, Colorado



We have audited the accompanying balance sheet of Mid-America Mortgage Corp. as of January 31, 2000 and 1999, and the related statements of operations, stockholders' equity, cash flows and analysis of net worth for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-America Mortgage Corp. as of January 31, 2000 and 1999, and the results of its operations, cash flows its analysis of net worth for the year then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting data included in this report is presented for the purposes of additional analysis and is not a required part of the basic financial statements of Mid-America Mortgage Corp. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


Michael Johnson & Co., LLC
Denver, Colorado
April 19, 2000

                   MID-AMERICA MORTGAGE CORP.
                      BALANCE SHEET FOR THE
                           YEAR ENDED
                        January 31, 2000



                                      2000       1999
                            ASSETS:
                    Current Assets:
                               Cash 147,399      97,259

                Accounts Receivable  15,200      6,210
               Total Current Assets
                                    162,599     103,469

             Fixed Assets - Note 1:
                            Vehicle  24,530      24,530
              Computers & Furniture  56,457      56,308
                 Total Fixed Assets  80,987      80,838
      Less Accumulated Depreciation
                                    (57,006)     (42,608)
                   Net Fixed Assets  23,981      38,230

                      Other Assets:
                         Investment  29,315      29,315
                Refundable Deposits    850        850
          Mortgage Loans Receivable  34,250      34,250
                  Organization Cost    400        400
                 Total Other Assets  64,815      64,815

                       TOTAL ASSETS
                                    $251,395     $206,514


      LIABILITIES AND STOCKHOLDERS'
                            EQUITY:

               Current Liabilities:
                   Accounts Payable  20,838      23,053
                      Taxes Payable  16,499      4,587
        Note Payable - LOC - Note 2  14,383      14,388
              Note Payable - Note 3  33,968      12,748
          Total Current Liabilities  85,688      54,776

              Stockholders' Equity:
   Common Stock - Authorized 75,000
                             shares
          no par value - issued and
          outstanding 52,000 shares 222,824     180,057
                 Retained (Deficit)
                                    (57,117)    (28,319)

         Total Stockholders' Equity 165,707     151,738

TOTAL LIABILITIES AND STOCKHOLDERS'
                             EQUITY $251,395     $206,514



                   MID-AMERICA MORTGAGE CORP.
            STATEMENT OF INCOME AND RETAINED EARNINGS
                       FOR THE  YEAR ENDED
                        January 31, 2000





                                      2000         1999
                  REVENUE:

     Loan Origination Fees           599,480       720,912
           Interest Income                 -         2,054
             Total Revenue           599,480       722,966

       OPERATING EXPENSES:

    Loan Origination Costs           501,630       551,251
General and Administrative           126,648       233,962
            Total Expenses           628,278       785,213

   Operating Income (Loss)
                                    (28,798)      (62,247)


    Net Profit (Deficit) -                          33,928
                 Beginning          (28,319)

    Net (Deficit) - Ending          (57,117)      $(28,319)

     Net Profit (Loss) Per           $(1.10)       $(0.54)
              Common Stock

   Weighted Average Shares           52,000        52,000
               Outstanding























                   MID-AMERICA MORTGAGE CORP.
                      STATEMENT OF CASHFLOW
                       FOR THE  YEAR ENDED
                        January 31, 2000








                                     2000         1999
         Cash flows from operating
                       activities:

                 Net Income (Loss) $(28,798)     $(62,24&)

      Adjustments to reconcile net
                            income
           to net cash provided by
             operating activities:
                      Depreciation   14,398      10,107
   Decrease (increase) in accounts
                        receivable  (8,990)      10,966
Decrease (increase) in investments        -       (400)
    (Decrease) in accounts payable  (2,215)     (10,853)
      (Decrease) increase in taxes   11,912
                           payable              (1,085)
      (Decrease) increase in notes   21,215
                           payable
         Decrease in mortgage loan        -      64,299
                        receivable
 Cash flows provided by operations    7,522      10,787

Cash flows from investing activities:
          Purchase of fixed assets    (149)     (7,000)
        Net cash used by investing    (149)     (7,000)

             Financing activities:
                Capital investment   42,767      42,599
    Net cash provided by financing
                        activities   42,767      42,599


         Increase in cash and cash   50,140      43,006
                       equivalents

      Cash and cash equivalents at
                 beginning of year   97,259      54,253
  Cash and cash equivalents at end
                           of year  $147,399     $97,259

Cash paid during year for interest   $6,062      $10,427
  No income taxes were due or paid       $-          $-












                   MID-AMERICA MORTGAGE CORP.
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE YEAR ENDED JANUARY 31, 2000


                                            Total
                                  Retained  Stockholders'
                          Capital Earnings   Balance


 Balance - January
          31, 1998        $137,458  $33,928 $171,386


Capital investment         42,599       -   42,599

       Net Deficit
  January 31, 1999             -   (62,247) (62,247)

 Balance - January
          31, 1999        180,057  (28,319) 151,738

Capital investment         42,767       -   42,767

Net Defict January
          31, 2000           -    (28,798) (28,798)

 Balance - January
          31, 2000        $222,824  $(57,117)$165,707


































                   MID-AMERICA MORTGAGE CORP.
                COMPUTATION OF ADJUSTED NET WORTH
                  TO DETERMINE COMPLIANCE WITH
                    FHA NETWORTH REQUIREMENTS
                       FOR THE  YEAR ENDED


                                       2000        1999

    Stockholders' Equity per Balance
                               Sheet $165,707     $151,738

           Less Unacceptable Assets:
                Organizational Costs      400         400
           Total Unacceptable Assets      400         400

          Adjusted Net Worth for FHA
                Requirement Purposes $165,307     $151,338















                   MID-AMERICA MORTGAGE CORP.
                  Notes to Financial Statements
                        January 31, 2000




Note 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Mid-America Mortgage Corp. was incorporated in October 1990 under the laws of Colorado and began operations in February
     1991. The Company is an approved loan correspondent under the Department of Housing and Urban Development.

                   Capital Stock Transactions

The authorized capital stocks of the corporation are 75,000 shares of common stock with no par value.

     Cash and Cash Equivalents

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

                     Property and Equipment

     Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.
     Depreciation is figured on a straight-line basis as follows:

               Vehicles                 5 years
               Computers & Furniture    7 years

     Depreciation expense for 2000 was $14,398.

Note 2.  NOTE PAYABLE - LINE OF CREDIT:

     Note payable represents a $15,000 line of credit to The
     Company from Key Bank at an annual interest rate of 11.25 percent. The amount borrowed on the line at January 31, 2000 was $14,383.

Note 3.  NOTE PAYABLE:

     Represents funds advanced to The Company by T.L. Byrd non-interest bearing, due on demand.

Note 4.  NET (LOSS) PER COMMON SHARE

The net (loss) per share has been computed by dividing net income
(loss) by the weighted average number of common shares and equivalents outstanding.

Note 5.  LEASE OBLIGATION:

The Company leases its' main office space for approximately $900 a month. The current lease expires in June of 2000. The Company also leases a branch office in Colorado Springs for $475 a month.
This lease expires in March of 2001.






                   MID-AMERICA MORTGAGE CORP.
            Notes to Financial Statements (Continued)
                        January 31, 2000



Note 6.  INCOME TAXES:

     Significant components of The Company's deferred tax liabilities and assets are as follows:

          Deferred Tax Liability                       $     0
          Deferred Tax Assets
               Net Operating Loss Carryforwards        $ 57,117
               Book/Tax Differences in Bases of Assets   15,200
               Less Valuation Allowance                 (72,317)
          Total Deferred Tax Assets                    $     0
          Net Deferred Tax Liability                   $     0

As of January 31, 2000, The Company had a net operating loss carryfoward for federal tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon The Company's ability to generate taxable income during the carryforward period. Because the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset, which caused The Company's effective tax rate to differ from the statutory income tax rate. The net operating loss carryforward, if not utilized, will begin to expire in the year 2010.

Note 7.  INVESTMENT ARRYNGTON HOMES CORPORATION:

During 1996, Mid-America invested $28,915 into Arryngton Homes
Corporation. Mid-America received 10,000 shares or 10 percent of the corporation, which is developing a townhome and condominium project pre-appraised at $420,000.








Independent Auditor's Report on Internal Controls




To the Board of Directors of
  Mid-America Mortgage Corp.
Denver, Colorado



We have audited the financial statements of Mid-America Mortgage Corp., as of and for the years ended January 31, 2000 and 1999, and have issued our report thereon dated April 19, 2000. We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Mid-America Mortgage Corp. complied with laws and regulations, noncompliance with which would be material to a HUD-assisted program.

In planning and performing our audits, we obtained an understanding of the design of relevant internal controls and determined whether they had been placed in operation, and we assessed control risk in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements of Mid-America Mortgage Corp. and on its compliance with specific requirements applicable to its major HUD-assisted programs and to report on internal controls in accordance with the provisions of the Guide and not to provide any assurance on internal controls.

The management is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles and that HUD-assisted programs are managed in
compliance with applicable laws and regulations.   Because of
inherent limitations in any internal control structure, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design may deteriorate.

We performed tests on controls, as required by the Guide, to evaluate the effectiveness of the design and operation of internal controls that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to Mid-America Mortgage Corp. HUD-assessed programs. Our procedures were less in scope than would be necessary to render an opinion on internal control structure policy and procedures. Accordingly, we do not express such an opinion.







Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a reportable condition in which the design or operation of the specific control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited, or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving the internal control structure and its operation that we consider to be material weaknesses as defined above.

This report is intended for the information of the audit committee, management, and the Department of HUD. However, this report is a matter of public record and its distribution is not limited.





Denver, Colorado
April 19, 2000













































    INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH SPECIFIC
                          REQUIREMENTS
                APPLICABLE TO MAJOR HUD PROGRAMS




To the Board of Directors
of Mid-America Mortgage Corp.
Denver, CO



We have audited the financial statements of Mid-America Mortgage Corp. as of and for the year ended January 31, 2000 and 1999, and have issued our report thereon dated April 19, 2000. In addition, we have audited the Mid-America Mortgage Corp.'s compliance with specific assisted programs, for the years ended January 31, 2000 and 1999. The management of the Mid-America Mortgage Corp. is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the US Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Mid-America Mortgage Corp.'s compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, Mid-America Mortgage Corp. complied, in all material respects, with the requirements described above that are applicable to its major HUD-assisted programs for the years ended
January 31, 2000 and 1999.

This report is intended for the information of the audit committee, management, and the Department of Housing and Urban
Development. However, this report is a matter of public record and its distribution is not limited.



Denver, Colorado
April 19, 2000










                  COMMENTS AND RECOMMENDATIONS




Of the loan files examined, we found no major deficiencies.

Improvements have been made in the appearance and contents of the loan files.







                       TRANSMITTAL LETTER


FEDERAL ID#    84-1470933


ENGAGEMENT PARTNER

Michael B. Johnson
9175 E. Kenyon Avenue
Suite 100
Denver, Colorado 80237
(303) 796-0099


Item 8. Change in fiscal year

/ X /     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934. For the year ended January 31,
2000. The Company changed its fiscal year end to January 31.

Item 9. Sales of Equity Securities Pursuant to Regulation S

None

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed in its behalf by the undersigned, hereunto duly authorized.

Dated:  November 7, 2000           MIRADOR DIVERSIFIED SERVICES,INC.


                         S/S___John Edward Jones
                         John Edward Jones, President